Exhibit 3.18

WILDCAT SPIDER, LLC

(a Texas Limited Liability Company)

LIMITED LIABILITY COMPANY AGREEMENT

THE MEMBERSHIP INTERESTS REFERENCED HEREIN HAVE NOT

BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,

AS AMENDED, NOR PURSUANT TO THE PROVISIONS

OF ANY STATE SECURITIES LAW.

LIMITED LIABILITY COMPANY AGREEMENT

OF

WILDCAT SPIDER, LLC

This Limited Liability Company Agreement (this “Agreement”) of Wildcat Spider, LLC, a Texas limited liability company (the “Company”), is hereby adopted effective for all purposes, as of December 2, 2009 (the “Effective Date”) by A. Schulman, Inc., a Delaware corporation. As used in this Agreement, the term “Member” shall mean each person and entity individually (so long as each is a member of the Company) or any other person or entity who is admitted as a member of the Company in accordance with this Agreement, and the BOC (as defined below), and the term “Members” shall mean all members of the Company, collectively.

RECITALS

WHEREAS, the Company was formed as a limited liability company pursuant to the Texas Business Organizations Code (as amended from time to time, the “BOC”), by the filing of a Certificate of Formation with the Secretary of State of State of Texas.

NOW, THEREFORE, the undersigned hereby adopts the following as the Limited Liability Agreement of the Company:

1. FORMATION: The Certificate of Formation of the Company, the formation of the Company as a Texas limited liability company under the BOC, and all actions taken by the person who executed and filed the Certificate of Formation of the Company are hereby adopted and ratified. The affairs of the Company and the conduct of its business shall be governed by the terms and be subject to the conditions set forth in this Agreement, as amended from time to time. The Members are hereby authorized and directed to file any necessary amendments to the Certificate of Formation of the Company in the office of the Secretary of State of the State of Texas and such other documents as may be required or appropriate under the BOC or the laws of any other jurisdiction in which the Company may conduct business or own property.

2. NAME AND PRINCIPAL PLACE OF BUSINESS:

(a) The name of the Company is “Wildcat Spider, LLC.” The Company may change its name from time to time and may adopt one or more trade or fictitious names for use by the Company. All business of the Company shall be conducted under such name and title to all assets or property owned by the Company shall be held in such name.

(b) The principal office and place of business of the Company within the United States shall be 3550 W. Market Street, Akron, Ohio 44333. The Company may locate its place of business at any other place or places selected by the Members from time to time.

3. REGISTERED AGENT AND REGISTERED OFFICE: The name of the Company’s registered agent for service of process in the State of Texas shall be CT Corporation, and the address of the Company’s registered agent and the address of the Company’s registered office in the State of Texas shall be 350 N. St. Paul Street, Dallas, Texas 75201. The registered agent and the registered office of the Company may be changed from time to time by the Members.

4. DURATION: The duration of the Company shall be deemed to have commenced upon the filing of the Certificate of Formation of the Company in the office of the Secretary of State of the State of Texas and shall be of perpetual duration, unless sooner terminated in accordance with either this Agreement or the BOC.

5. PURPOSE: The purpose for which the Company is organized is for the transaction of any and all lawful business for which limited liability companies may be organized under the BOC and to conduct such activities as may be necessary, advisable, convenient or appropriate to promote or conduct the business of the Company.

6. MEMBERS: A. Schulman, Inc. is hereby admitted as member of the Company and shall be shown as such on the books and records of the Company. No other person or entity shall be admitted as a member of the Company and no additional interest in the Company shall be issued, without the approval of the Members.

7. MANAGEMENT:

(a) Except as specifically limited herein, (i) the business and affairs of the Company shall be managed by a board of managers (the “Board”), which shall have the exclusive power and authority, on behalf of the Company, to take any action of any kind not inconsistent with this Agreement and to do anything and everything it deems necessary or appropriate to carry on the business of the Company; (ii) all decisions relating to the business and affairs of the Company and all decisions required or permitted to be made by the Company as a member, partner or other beneficial owner of any other entity, may be made by, and all action proposed to be taken by or on behalf of the Company, may be taken by the Board; and (iii) unless otherwise set forth herein, no person shall have the authority to execute documents or take other actions on behalf of the Company and thereby bind the Company without the consent of the Board. For the purposes of the BOC, the members of the Board shall constitute “managers” of the Company.

(b) The Members, in their sole discretion, shall appoint the members of the Board. The initial managers are Richard A. Green, Rand W. Torgler and Ryan P. Jones, and each of them shall serve in such capacity until his successor is duly appointed or until the earlier of his death, resignation or removal.

(c) The Board, in its sole discretion, may appoint officers of the Company for the purpose of managing the day-to-day operations of the Company’s business, and the actions of any officer taken in accordance with such rights and powers shall bind the Company.

(d) The Board may, by resolution, designate from among its members one or more committees, each of which shall be comprised of one or more managers, and may designate one or more of the managers as alternate members of any committee, who may, subject to any limitations imposed by the Board, replace absent or disqualified members at any meeting of that committee. Such committee shall have and may exercise all of the authority of the Board, subject to the limitations in the establishment of that committee. Any members thereof may be removed by a majority vote of the Board.

(e) Other committees not having and exercising the authority of the Board in the management of the Company may be designated by a resolution adopted by the Board. Except as otherwise provided in such resolution, members of each such committee shall be appointed by the Board. Any member thereof may be removed by the Board at its discretion.

8. ELECTION OF OFFICERS; TITLES AND TERM OF OFFICE:

(a) The Board may designate officers of the Company on an annual basis. The initial officers of the Company shall consist of a President, Treasurer and Secretary. Each of the persons set forth below is hereby elected to the office set forth opposite his or her name to serve in such capacity until his or her death, resignation or removal or until a successor has been elected and qualified:

Joseph M. Gingo	President
Paul DeSantis	Treasurer
David Minc	Secretary

(b) The officers of the Company shall be appointed annually by the Board, and each officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided or otherwise disqualified to serve.

(c) Any officer may be removed, either with or without cause, by the Board at any regular or special meeting, but such removal shall be without prejudice to the contract rights, if any, of the officer so removed. Any officer may resign at any time upon notice to the Company.

(d) A vacancy in the office of any officer, whether as a result of death, resignation, removal or any other cause, may be filled by the Board at any regular or special meeting.

(e) The Board may elect such other officers as the business of the Company may require, each of whom shall have authority to perform such duties as are provided in this Agreement or as the Board may, from time to time, specify, and shall hold such office until his or her successor shall have been duly elected and qualified or until his or her death or until he or she shall resign or shall have been removed in the manner set forth above or otherwise disqualified to serve.

(f) Officers and other employees of the Company shall receive such salaries or other compensation as shall be determined by resolution of the Board, adopted in advance or after the rendering of the services, or by employment contracts entered into by the Company. Election or appointment of any officer or any other employee shall not of itself create contract rights or any rights to compensation hereunder.

(g) The President shall have and is hereby given full power and authority, except as otherwise required by law or directed by the Board (i) to execute, on behalf of the Company, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Company, applications, consents, proxies and other powers of attorney, and other documents and instruments, and (ii) to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of any other entity in which the Company may hold securities and otherwise exercise any and all rights and powers which the Company may possess by reason of its ownership of securities of such other entity. In addition, the President may delegate to other officers, employees and agents of the Company the power and authority to take any action which the President is authorized to take under this section, with such limitations as the President may specify; such authority so delegated by the President shall not be re-delegated by the Person to whom such execution authority has been delegated.

9. MEETINGS:

(a) All meetings of the Members or the Board shall be held at the principal office of the Company designated in or pursuant to Section 2(b), or at such other place within or without the State of Texas as may be determined by the Members or the Board, respectively, and set forth in the respective notice or waivers of notice of the meeting.

(b) The annual meeting of the Members for the election of managers and of the Board for the appointment of officers and the transaction of other business that properly comes before the meetings shall be held at the time and date designated by the Members or the Board, respectively, from time to time and stated in the notice of the meeting. The annual meetings shall be called in the same manner as provided in this Agreement for special meetings, except that the purposes of the meetings need not be enumerated in the notice of annual meetings unless required by applicable law.

(c) Special meetings of the Members may be called by the Board or by any Member. Special meetings of the Board may be called at the request of two or more managers. Business transacted at all special meetings shall be confined to the purposes stated in the notice.

(d) Written or printed notice stating the place, day and hour of the meeting and, in the case of special meetings, the purpose or purposes for which the meeting is called, shall be delivered not less than one (1) nor more than ten (10) days before the date of the meeting, either personally by hand delivery or dispatched by electronic facsimile transmission (with receipt thereof confirmed) or by mail or by a nationally recognized overnight courier service (such as Federal Express, UPS, or others), by or at the direction of the Members or the managers, as the case may be, calling the meeting, to each Member or each manager, as the case may be, of record entitled to vote at the meeting. Notice shall be deemed given on the date of receipt.

(e) Attendance of a Member or manager at any meeting shall constitute a waiver of notice of such meeting, except where a Member or manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Members or the Board need be specified in the notice or waiver of notice of such meeting.

10. VOTING:

(a) The presence at a meeting of those Members that collectively hold a majority interest in the Company shall constitute a quorum. For purposes of a meeting of the Board, a majority of the managers shall constitute a quorum. Once a quorum is present for a meeting of the Board, the withdrawal of any manager before adjournment or the refusal of a manager to vote shall not effect the presence of a quorum at a meeting. If, or to the extent that, a quorum is not present at any meeting, then the managers entitled to vote at the meeting may adjourn or recess the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

(b) At any meeting of the Members at which a quorum is present, the act of the holders of a majority interest in the Company shall be the act of the Members, unless the vote of a greater number is required by law. For purposes of a meeting of the Board, except as otherwise set forth herein or as required by law, each manager shall be entitled to one vote on each matter submitted to a vote for approval of the Board and the affirmative vote of a majority of the Board shall constitute approval.

(c) Notwithstanding any other provision contained in this Section 10, all actions of the Members or the Board may be taken by a written consent without need for a meeting, or any meeting thereof may be held by means of a telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other. Any action that may be taken by the Members or the Board without a meeting shall be effective only if the written consent or consents are in writing and set forth the action so taken. A written consent shall be effective if signed, in the case of the Members, by the holders of a majority interest in the Company or, in the case of the Board, by a majority of the managers. The consent may be in two or more counterparts. To the extent permitted by law, facsimile signatures shall be accepted as original signatures. The signed consent shall be placed in the minute book of the Company.

11. INITIAL CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS:

(a) Before or upon execution of this Agreement, each Member shall have contributed to the Company in the following amounts:

Member	Contribution

A. Schulman, Inc.	$1,000

(b) No Member shall be paid interest on any capital contribution to the Company.

(c) Interests in the Company shall be expressed as a percentage of the whole based on the capital contributions of each Member (“Percentage Interest”). The initial Percentage Interest of each Member is set forth below:

Member	Percentage Interest

A. Schulman, Inc.	100%

12. EVENT REQUIRING A WINDING UP AND TERMINATION:

(a) The Company shall be dissolved and its business wound up upon the happening of any of the following events, whichever shall first occur:

(i) the sale, condemnation or other disposition of all or substantially all of the assets of the Company and the receipt of all consideration therefor;

(ii) the written approval of the Members;

(iii) the dissolution or final adjudication of any Member as a bankrupt or the filing by any Member of a voluntary petition in bankruptcy unless there is at least one remaining Member; or

(iv) any other event that causes the winding up of the Company under applicable law unless its business is continued pursuant to applicable law.

(b) Upon winding up, the Company’s business shall be liquidated in an orderly manner. The Board shall act as the liquidator (unless the Board elects to appoint a liquidator) to wind up the business of the Company pursuant to this Agreement. In performing its duties, the liquidator is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Company in accordance with the BOC and in any reasonable manner that the liquidator shall determine to be in the best interests of the Members or their successors-in-interest. Upon final distribution of the Company’s assets, the Members or the managers shall file a certificate of winding up and termination with the Secretary of State of the State of Texas and take such other actions as may be necessary to terminate the existence of the Company.

(c) In the event it becomes necessary in connection with the liquidation of the Company to make a distribution of property in kind, such property shall be transferred and conveyed to the Members so as to vest in them the whole of such property equal to their interest in the property based upon the amount of cash that would be distributed to the Members in accordance with Section 13 hereof if such property were sold for an amount of cash equal to the fair market value of such property, as determined by the liquidator in good faith.

13. INDEMNIFICATION: Neither the Members, the Board nor any officer of the Company (the “Indemnitees”) shall be liable to the Company or to any other Indemnitee for monetary damages for any losses, claims, damages or liabilities arising from any act or omission performed or omitted by him, her or it arising out of or in connection with this Agreement or the Company’s business or affairs, SPECIFICALLY INCLUDING ANY SUCH LOSS, CLAIM, DAMAGE OR LIABILITY THAT IS ATTRIBUTABLE, IN WHOLE OR IN PART, TO THE NEGLIGENCE OF SUCH INDEMNITEE, but specifically excluding any such loss, claim, damage or liability primarily attributable to such Indemnitee’s gross negligence, malfeasance, fraud or willful misconduct. The Company shall, to the fullest extent permitted or required by applicable law, indemnify, defend and hold harmless each Indemnitee against any losses, claims, damages or liabilities to which such Indemnitee may become subject to in connection with any matter arising out of or in connection with this Agreement or the Company’s business or affairs, SPECIFICALLY INCLUDING ANY SUCH LOSS, CLAIM, DAMAGE OR LIABILITY THAT IS ATTRIBUTABLE, IN WHOLE OR IN PART, TO THE NEGLIGENCE OF SUCH INDEMNITEE, but specifically excluding any such loss, claim, damage or liability primarily attributable to such Indemnitee’s gross negligence, malfeasance, fraud or willful misconduct. If any Indemnitee becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising out of or in connection with this Agreement or the Company’s business or affairs, the Company shall reimburse such Indemnitee for his, her or its reasonable legal and other reasonable out-of-pocket expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith, provided that such Indemnitee shall promptly repay to the Company the amount of any such reimbursed expenses paid to him, her or it if it shall ultimately be determined that such Indemnitee was not entitled to be indemnified by the Company in connection with such action, proceeding or investigation. If for any reason (other than the gross negligence, malfeasance, fraud or willful misconduct of such Indemnitee) the foregoing indemnification is unavailable to such Indemnitee, or insufficient to hold him, her or it harmless, then the Company shall contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and such Indemnitee on the other hand or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations. The provisions of this Section 13 shall survive for a period of four years from the date of dissolution of the Company, provided that (i) if at the end of such period there are any actions, proceedings or investigations then pending, any Indemnitee may so notify the Company and the other Indemnitees at such time (which notice shall include a brief description of each such action, proceeding or investigation and the liabilities asserted therein) and the provisions of this Section 13 shall survive with respect to each such action, proceeding or investigation set forth in such notice (or any related action, proceeding or investigation based upon the same or similar claim) until such date that such action, proceeding or investigation is finally resolved, and (ii) the obligations of the Company under this Section 13 shall be satisfied solely out of Company assets. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Company or any Indemnitee under this Section 13 shall (i) be in addition to any liability that the Company or such Indemnitee may otherwise have and (ii) inure to the benefit of such Indemnitee, his, her or its affiliates and their respective members, directors, officers, employees, agents and affiliates and any successors, assigns, heirs and personal representatives of such persons or entities.

14. LIABILITY OF THE MEMBERS: Except as otherwise expressly provided in the BOC, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member. Except as otherwise expressly provided in the BOC, the liability of a Member shall be limited to the amount of his or her capital contribution, if any, required to be made by such Member in accordance with the provisions of this Agreement, but only when and to the extent the same shall become due pursuant to the provisions of this Agreement.

15. NATURE OF INTEREST IN THE COMPANY: No Member shall have any interest in any specific assets of the Company. The interest of the Members in the Company is personal property.

16. MISCELLANEOUS:

(a) Each Member agrees to execute, acknowledge, deliver, file, record and publish such further instruments and documents, and do all such other acts and things as may be required by law, or as may be required to carry out the intent and purposes of this Agreement.

(b) This Agreement shall be binding upon any party hereto and their respective successors and assigns and shall inure to the benefit of any party hereto and, except as otherwise provided herein, their successors and assigns.

(c) In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and other application thereof shall not in any way be affected or impaired thereby.

(d) This Agreement may be amended only by a written instrument executed by the Members.

(e) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

(f) All titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision in this Agreement.

(g) Nothing contained in this Agreement is intended or shall be deemed to benefit any creditor of the Company or any Member, and no creditor of the Company shall be entitled to require the Company to solicit or accept any capital contribution for the Company or to enforce any right that the Company or any Member may have against a Member under this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the undersigned, as the Member, has caused this Agreement to be executed on the Effective Date.

MEMBER

A. SCHULMAN, INC.

By:

Name:	Joseph M. Gingo
Title:	Chairman, CEO and President

WILDCAT SPIDER, LLC

Unanimous Written Consent Of The Board of Managers Without A Meeting

December 2, 2009

Pursuant to Section 10(c) of the Limited Liability Company Agreement of Wildcat Spider, LLC, a Texas limited liability company (the “Company”), the undersigned, being all of the members of the board of managers (the “Board of Managers”) of the Company, hereby adopt, by this Unanimous Written Consent of the Board of Managers Without a Meeting, the following resolutions:

The Merger

RESOLVED, that the form, terms and provisions of the Agreement and Plan of Merger (the “Merger Agreement”) to be entered into by and among A. Schulman, Inc., a Delaware corporation (“Parent”), the Company, and ICO, Inc., a Texas corporation (“Target”), including any exhibits, annexes and schedules thereto, in substantially the form presented to the Board of Managers, with such changes, additions, deletions and modifications as authorized hereby, providing, among other things, for the merger of Target with and into the Company (the “Merger”), with the Company as the surviving company, in which each Target common share issued and outstanding immediately prior to the effective time of the Merger (other than Target common shares owned by Parent or any of its direct or indirect subsidiaries, any Target common shares held in the treasury of Target or any Target common shares as to which appraisal rights are properly demanded and perfected in accordance with applicable law) will be converted into the right to receive (i) the Cash Consideration and (ii) the Stock Consideration, in each case, as described in the Merger Agreement, be, and they hereby are, approved and adopted; and

FURTHER RESOLVED, that any officer of the Company (the “Authorized Officers”) be, and each of them hereby is, authorized for and on behalf of the Company to execute and deliver the Merger Agreement, in substantially the form presented to the Board of Managers, with such additions, deletions, changes or modifications as such Authorized Officer executing the same shall approve, such execution and delivery to conclusively evidence the authorization and approval thereof by the Company, and are each hereby empowered to take any other action and make any such filings as such Authorized Officer deems necessary or desirable in connection with the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger.

Certificate of Merger

RESOLVED, that if the Merger Agreement is adopted by Target’s stockholders, then the Authorized Officers shall therefore be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to execute and file with the Secretary of State of the State of Texas a Certificate of Merger merging Target with and into the Company, and to pay, or cause to be paid, any and all costs, fees and expenses related thereto.

General

RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to negotiate, execute, seal, file, deliver and carry out such other documents and agreements, and to take such steps and to perform such acts, including the payment of fees, costs and expenses associated therewith, as such Authorized Officer deems necessary or desirable in connection with the implementation of the transactions contemplated by or in furtherance of any of the foregoing resolutions, and any such documents and agreements executed and delivered, or acts taken by, them or any of them shall be conclusive evidence of his or her authority in so doing, and that the Company hereby ratifies and confirms any and all actions heretofore or hereafter taken by any such person in implementation of the foregoing resolutions.

[signature page follows]

IN WITNESS WHEREOF, the undersigned managers of the Company have executed this Unanimous Written Consent of the Board of Managers Without a Meeting, which may be executed in two or more counterparts, each of which shall be deemed an original but shall together constitute but one and the same instrument, as of the date first set forth above.

Name:	Richard A. Green

Name:	Rand W. Torgler

Name:	Ryan P. Jones

WILDCAT SPIDER, LLC

Written Consent Of The Sole Member Without A Meeting

December 2, 2009

Pursuant to Section 10(c) of the Limited Liability Company Agreement of Wildcat Spider, LLC, a Texas limited liability company (the “Company”), and Section 101.359 of the Texas Business Organizations Code (the “TBOC”), the undersigned, being the sole member (the “Sole Member”) of the Company, hereby adopts, by this Written Consent of the Sole Member Without a Meeting, the following resolutions:

The Merger

RESOLVED, that the form, terms and provisions of the Agreement and Plan of Merger (the “Merger Agreement”) to be entered into by and among A. Schulman, Inc., a Delaware corporation (“Parent”), the Company, and ICO, Inc., a Texas corporation (“Target”), including any exhibits, annexes and schedules thereto, in substantially the form presented to the Sole Member, with such changes, additions, deletions and modifications as authorized hereby, providing, among other things, for the merger of Target with and into the Company (the “Merger”), with the Company as the surviving company, in which each Target common share issued and outstanding immediately prior to the effective time of the Merger (other than Target common shares owned by Parent or any of its direct or indirect subsidiaries, any Target common shares held in the treasury of Target or any Target common shares as to which appraisal rights are properly demanded and perfected in accordance with applicable law) will be converted into the right to receive (i) the Cash Consideration and (ii) the Stock Consideration, in each case, as described in the Merger Agreement, be, and they hereby are, approved and adopted; and

FURTHER RESOLVED, that the Merger is hereby approved in all respects in accordance with Section 101.356 of the TBOC; and

FURTHER RESOLVED, that any officer of the Company (the “Authorized Officers”) be, and each of them hereby is, authorized for and on behalf of the Company to execute and deliver the Merger Agreement, in substantially the form presented to the Sole Member, with such additions, deletions, changes or modifications as such Authorized Officer executing the same shall approve, such execution and delivery to conclusively evidence the authorization and approval thereof by the Company, and are each hereby empowered to take any other action and make any such filings as such Authorized Officer deems necessary or desirable in connection with the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger.

Certificate of Merger

RESOLVED, that if the Merger Agreement is adopted by Target’s stockholders, then the Authorized Officers shall therefore be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to execute and file with the Secretary of State of the State of Texas a Certificate of Merger merging Target with and into the Company, and to pay, or cause to be paid, any and all costs, fees and expenses related thereto.

General

RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to negotiate, execute, seal, file, deliver and carry out such other documents and agreements, and to take such steps and to perform such acts, including the payment of fees, costs and expenses associated therewith, as such Authorized Officer deems necessary or desirable in connection with the implementation of the transactions contemplated by or in furtherance of any of the foregoing resolutions, and any such documents and agreements executed and delivered, or acts taken by, them or any of them shall be conclusive evidence of his or her authority in so doing, and that the Company hereby ratifies and confirms any and all actions heretofore or hereafter taken by any such person in implementation of the foregoing resolutions.

[signature page follows]

IN WITNESS WHEREOF, the undersigned Sole Member has executed this Written Consent of the Sole Member Without a Meeting as of the date first set forth above.

A. SCHULMAN, INC.

By:

Name:	David C. Minc
Title:	VP, Chief Legal Officer & Secretary

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

A. SCHULMAN, INC.

By:

	Name:	Joseph M. Gingo
	Title:	Chairman, CEO and President

WILDCAT SPIDER, LLC

By:

	Name:	Joseph M. Gingo
	Title:	Chairman, CEO and President

ICO, INC.

By:
Name:
Title:

Signature Page to Agreement and Plan of Merger

WILDCAT SPIDER, LLC

Written Consent Of The Sole Member Without A Meeting

April 5, 2010

Pursuant to Section 10(c) of the Limited Liability Company Agreement (the “LLC Agreement”) of Wildcat Spider, LLC, a Texas limited liability company (the “Company”), and Section 101.359 of the Texas Business Organizations Code, the undersigned, being the sole member (the “Sole Member”) of the Company, hereby adopts, by this Written Consent of the Sole Member Without a Meeting, the following resolutions:

Resignations of the Members of the Board of Managers

RESOLVED, that, in accordance with Section 7(b) of the LLC Agreement, the resignations of the following members of the board of managers (the “Board”) of the Company delivered to the Company on April 5, 2010 are hereby accepted:

Richard A. Green

Rand W. Torgler

Ryan P. Jones

Appointment of Members of the Board of Managers

RESOLVED, that, in accordance with Section 7(b) of the LLC Agreement, the following persons are hereby appointed as members of the Board, and each of them shall serve in such capacity until his successor is duly appointed or until the earlier of his death, resignation, or removal:

Joseph M. Gingo

Paul DeSantis

David Minc

General

RESOLVED, that any officer of the Company (the “Authorized Officers”) be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to negotiate, execute, seal, file, deliver and carry out such other documents and agreements, and to take such steps and to perform such acts, including the payment of fees, costs and expenses associated therewith, as such Authorized Officer deems necessary or desirable in connection with the implementation of the transactions contemplated by or in furtherance of any of the foregoing resolutions, and any such documents and agreements executed and delivered, or acts taken by, them or any of them shall be conclusive evidence or his or her authority in so doing, and that any and all actions heretofore or hereafter taken by any Authorized Officer in implementation of the foregoing resolutions are hereby approved, adopted, ratified and confirmed in all respects.

[signature page follows]

IN WITNESS WHEREOF, the undersigned Sole Member has executed this Written Consent of the Sole Member Without a Meeting as of the date first set forth above.

A. SCHULMAN, INC.

By:

Name:	David C. Minc
Title:	VP, Chief Legal Officer & Secretary

April 5, 2010

Wildcat Spider, LLC

3550 West Market Street

Akron, Ohio 44333

RE:	Manager Resignation

Dear Sir or Madam:

I, Richard A. Green, do hereby resign as a member of the board of managers of Wildcat Spider, LLC effective as of the date hereof.

Sincerely,

Richard A. Green

April 5, 2010

Wildcat Spider, LLC

3550 West Market Street

Akron, Ohio 44333

RE:	Manager Resignation

Dear Sir or Madam:

I, Ryan P. Jones, do hereby resign as a member of the board of managers of Wildcat Spider, LLC effective as of the date hereof.

Sincerely,

Ryan P. Jones

April 5, 2010

Wildcat Spider, LLC

3550 West Market Street

Akron, Ohio 44333

Re:	Manager Resignation

Dear Sir or Madam:

I, Rand W. Torgler, do hereby resign as a member of the board of managers of Wildcat Spider, LLC effective as of the date hereof.

Best regards,

Rand W. Torgler

WILDCAT SPIDER, LLC

Written Consent Of The Sole Member Without A Meeting

April 6, 2010

Pursuant to Section 10(c) of the Limited Liability Company Agreement (the “LLC Agreement”) of Wildcat Spider, LLC, a Texas limited liability company (the “Company”), and Section 101.359 of the Texas Business Organizations Code (the “TBOC”), the undersigned, being the sole member (the “Sole Member”) of the Company, hereby adopts, by this Written Consent of the Sole Member Without a Meeting, the following resolutions:

Name Change

RESOLVED, that the name of the Company be changed from “Wildcat Spider, LLC” to “ICO – Schulman, LLC;”

FURTHER RESOLVED, that, in accordance with Sections 2(a) and 16(d) of the LLC Agreement and Section 101.053 of the TBOC, Section 2(a) of the LLC Agreement be, and it hereby is, amended and restated in its entirety as follows:

The name of the Company is “ICO – Schulman, LLC.” The Company may change its name from time to time and may adopt one or more trade or fictitious names for use by the Company. All business of the Company shall be conducted under such name and title to all assets or property owned by the Company shall be held in such name.

FURTHER RESOLVED, that, in accordance with Sections 2(a) and 16(d) of the LLC Agreement and Section 101.053 of the TBOC, any and all references in the LLC Agreement to “Wildcat Spider, LLC” as the name of the Company, be, and they hereby are, amended to be references to “ICO – Schulman, LLC” as the name of the Company;

FURTHER RESOLVED, that, in accordance with Section 1 of the LLC Agreement and Section 101.356(d) of the TBOC, Article 1 of the Certificate of Formation of the Company be amended to change the name of the Company from “Wildcat Spider, LLC” to “ICO – Schulman, LLC;” and

FURTHER RESOLVED, that any officer of the Company (the “Authorized Officers”) be, and each of them hereby is, empowered to take any action and make any such filings as such Authorized Officer deems necessary or desirable in connection with changing the name of the Company from “Wildcat Spider, LLC” to “ICO – Schulman, LLC.”

Certificate of Amendment

RESOLVED, the Authorized Officers shall therefore be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to execute and file with the Secretary of State of the State of Texas a Certificate of Amendment reflecting the amendment to Article 1 of the Certificate of Formation of the Company to change the name of the Company from “Wildcat Spider, LLC” to “ICO – Schulman, LLC,” and to pay, or cause to be paid, any and all costs, fees and expenses related thereto.

General

RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to negotiate, execute, seal, file, deliver and carry out such other documents and agreements, and to take such steps and to perform such acts, including the payment of fees, costs and expenses associated therewith, as such Authorized Officer deems necessary or desirable in connection with the implementation of the transactions contemplated by or in furtherance of any of the foregoing resolutions, and any such documents and agreements executed and delivered, or acts taken by, them or any of them shall be conclusive evidence or his or her authority in so doing, and that any and all actions heretofore or hereafter taken by any Authorized Officer in implementation of the foregoing resolutions are hereby approved, adopted, ratified and confirmed in all respects.

[signature page follows]

IN WITNESS WHEREOF, the undersigned Sole Member has executed this Written Consent of the Sole Member Without a Meeting as of the date first set forth above.

A. SCHULMAN, INC.

By:

Name:	David C. Minc
Title:	VP, Chief Legal Officer & Secretary

Form 424	Certificate of Amendment	This space reserved for office use.
(Revised 12/09) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions

Entity Information

The name of the filing entity is:

Wildcat Spider, LLC

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☐ For-profit Corporation	☐ Professional Corporation

☐ Nonprofit Corporation	☐ Professional Limited Liability Company

☐ Cooperative Association	☐ Professional Association

☒ Limited Liability Company	☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is:	801198769

The date of formation of the entity is:	November 30, 2009

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

ICO - Schulman, LLC

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

Form 424	6

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent

(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

☐ B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.

C. The business address of the registered agent and the registered office address is:

TX
Street Address (No P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☐ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Form 424	7

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date:	April 6, 2010

		By:	WILDCAT SPIDER LLC

Signature of authorized person

DAVID C. MINC, SECRETARY
Printed or typed name of authorized person (see instructions)

Form 424	8

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	Hope Andrade Secretary of State
Office of the Secretary of State

April 19, 2010

CT Corporation System

701 Brazos, Ste. 720

Austin, TX 78701 USA

RE: ICO - Schulman, LLC

File Number: 801198769

It has been our pleasure to file the Certificate of Amendment for the referenced entity. Enclosed is the certificate evidencing filing. Payment of the filing fee is acknowledged by this letter.

If we may be of further service at any time, please let us know.

Sincerely,

Corporations Section

Business & Public Filings Division

(512) 463-5555

Enclosure

Come visit us on the internet at http://www.sos.state.tx.us/
Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Lynda Boots	TID: 10303	Document: 304044080002

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697		Hope Andrade Secretary of State
Office of the Secretary of State

CERTIFICATE OF FILING

OF

ICO - Schulman, LLC

801198769

[formerly: Wildcat Spider, LLC]

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Amendment for the above named entity has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

Dated: 04/16/2010

Effective: 04/16/2010

Hope Andrade Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/
Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Lynda Boots	TID: 10303	Document: 304044080002

Form 424 (Revised 12/09) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	Certificate of Amendment	This space reserved for office use.

Entity Information

The name of the filing entity is:

Wildcat Spider, LLC

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☐ For-profit Corporation	☐ Professional Corporation

☐ Nonprofit Corporation	☐ Professional Limited Liability Company

☐ Cooperative Association	☐ Professional Association

☒ Limited Liability Company	☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is:	801198769

The date of formation of the entity is:	November 30, 2009

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

ICO - Schulman, LLC

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

Form 424	6

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent

(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

☐  B.  The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.

C. The business address of the registered agent and the registered office address is:

TX
Street Address (No P.O. Box)	City	State Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☐ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Form 424	7

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date:	April 6, 2010

		By:	WILDCAT SPIDER LLC

Signature of authorized person

DAVID C. MINC, SECRETARY
Printed or typed name of authorized person (see instructions)

Form 424	8